Exhibit 99.4

Item 9A has been reproduced from our 2008 Annual Report without modification or further evaluation of our disclosure controls and procedures or our internal control over financial reporting.

ITEM 9A.  Controls and Procedures

Par maintains disclosure controls and procedures that are designed to ensure that information required to be disclosed in Par’s  filings with the SEC is recorded, processed, summarized and reported within the time period specified in the SEC’s rules and forms, and that such information is accumulated and communicated to management, including Par’s Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”), as appropriate, to allow timely decisions regarding required disclosure based on the definition of  “disclosure controls and procedures” as defined in Rule 13a-15(e) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In designing and evaluating disclosure controls and procedures, Par has recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management is required to apply judgment in evaluating its controls and procedures.

Par evaluated its disclosure controls and procedures under the supervision and with the participation of Company management, including its CEO and CFO, to assess the effectiveness of the design and operation of its disclosure controls and procedures (as defined under the Exchange Act).  Based on this evaluation, Par’s management, including its CEO and CFO, concluded that Par’s disclosure controls and procedures were effective as of December 31, 2008

Management Report on Internal Control Over Financial Reporting

Management of Par is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act.  Par’s internal control over financial reporting is designed, under the supervision of Par’s CEO and CFO, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP.

All internal control systems, no matter how well designed, have inherent limitations.  Therefore, even those systems determined to be effective can provide only reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

A material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the registrant’s annual or interim financial statements will not be prevented or detected on a timely basis.

Par assessed the effectiveness of its internal controls over financial reporting as of December 31, 2008.  Par based the evaluation on the framework in “Internal Control – Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).  Par’s management has concluded that Par maintained effective internal controls over financial reporting as of December 31, 2008.

Remediation of Prior Year Material Weaknesses

As of the date of the filing of our 2007 Annual Report on Form 10-K, Par did not maintain effective controls due to the restatement of the consolidated financial statements for the years ended December 31, 2006 and 2005 to properly determine the income tax benefits from discontinued operations and related interest expense, as a result of a material weakness that existed at that time.  Par lacked a formal process to identify, analyze and communicate non-routine tax matters and lacked sufficient oversight by management for non-routine tax matters

The following measures have been taken to address the 2007 material weaknesses mentioned above:

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Par had replaced members of senior management subsequent to the identification of the transaction that gave rise to the material weakness as of the filing of the 2007 Annual Report on Form 10-K.

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Formalized a policy and procedure for the communication and review of non-routine tax matters by senior management.

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As appropriate Par will engage external tax advisors for advice with respect to non-routine tax matters.

Changes in Internal Control over Financial Reporting

No change in Par’s internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) occurred during the fourth quarter of 2008, that has materially affected, or is reasonably likely to materially affect Par’s internal control over financial reporting.